EXHIBIT 99.2

PRESS RELEASE                                                     Source: Dynegy

DYNEGY SENIOR VICE PRESIDENT AND CONTROLLER RESIGNS


HOUSTON--(BUSINESS WIRE)--Jan. 17, 2003--Dynegy Inc. (NYSE:DYN - News) today
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announced that Senior Vice President and Controller Mike Mott has resigned from the company for personal reasons.

Holli Nichols, vice president and assistant controller, will assume controller duties on an interim basis. She will be responsible for the development and application of the company's accounting policies and procedures, coordination of the organization's financial and operational accounting functions, transaction support and internal and external financial reporting. Nichols will report to Nick Caruso, executive vice president and chief financial officer.

Dynegy Inc. owns operating divisions engaged in power generation, natural gas liquids and regulated energy delivery. Through these business units, the company serves customers by delivering value-added solutions to meet their energy needs.


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